Exhibit 99.1 News Release 2010-27 Contact Dianne VanBeber dianne.vanbeber@intelsat.com +1 202 944 7406

Intelsat Announces Tender Offers and Consent Solicitations for 9 1/4% Senior Notes due 2014 and 6 7/8% Senior Secured Debentures due 2028 of Intelsat Corporation

Luxembourg, September 16, 2010

Intelsat S.A. today announced that its subsidiary, Intelsat Corporation (“Intelsat Corp”) has commenced a tender offer (the “2014 Tender Offer”) to purchase for cash any and all of its outstanding $658.1 million aggregate principal amount of 9 1/4% Senior Notes due 2014 (the “2014 Notes”) on and subject to the terms and conditions set forth in Intelsat Corp’s Offer to Purchase and Consent Solicitation Statement dated September 16, 2010 relating thereto (the “2014 Offer to Purchase and Consent Solicitation Statement”).

In connection with the 2014 Tender Offer, Intelsat Corp is also soliciting the consent of the holders of the 2014 Notes (the “2014 Consent Solicitation”) to certain proposed amendments to the indenture governing the 2014 Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

Intelsat Corp has also commenced a tender offer (the “2028 Tender Offer” and, together with the 2014 Tender Offer, the “Tender Offers”) to purchase for cash any and all of its outstanding $125.0 million aggregate principal amount of 6 7/8% Senior Secured Debentures due 2028 (the “2028 Notes” and together with the 2014 Notes, the “Notes”) on and subject to the terms and conditions set forth in Intelsat Corp’s Offer to Purchase and Consent Solicitation Statement dated September 16, 2010 relating thereto (the “2028 Offer to Purchase and Consent Solicitation Statement” and, together with the 2014 Offer to Purchase and Consent Solicitation Statement, the “Offers to Purchase and Consent Solicitation Statements”).

In connection with the 2028 Tender Offer, Intelsat Corp is also soliciting the consent of the holders of the 2028 Notes (the “2028 Consent Solicitation” and, together with the 2014 Consent Solicitation, the “Consent Solicitations”) to certain proposed amendments to the indenture governing the 2028 Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture.

The tender offer documents more fully set forth the terms of the Tender Offers and Consent Solicitations. The Notes and other information relating to the Tender Offers and Consent Solicitations are listed in the table below.

Intelsat S.A.

4 rue Albert Borschette, L-1246 Luxembourg www.intelsat.com T+352 2784-1600 F+352 2784-1690

R.C.S. Luxembourg B 149970, VAT number LU 23667625

Notes	CUSIP No.	Principal Amount Outstanding	Tender Offer Consideration(1)	Consent Payment(2)	Total Consideration(1)
9 1/4 % Senior Notes due 2014	45823VAE1	$658,119,000	$1,005.00	$30.00	$1,035.00
6 7/8 % Senior Secured Debentures due 2028	697933AM1	$125,000,000	$1,160.00	$40.00	$1,200.00

(1)    Per $1,000 principal amount of Notes tendered prior to the Expiration Time and excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

(2)    Per $1,000 principal amount of Notes tendered prior to the Consent Time.

Holders who validly tender their 2014 Notes prior to 5:00 p.m., New York City time, on Wednesday, September 29, 2010 (the “2014 Consent Time”) will be eligible to receive total consideration of $1,035.00 per $1,000 principal amount of 2014 Notes tendered, which includes a consent payment of $30.00 per $1,000 principal amount of 2014 Notes. Holders must validly tender and not validly withdraw their 2014 Notes at or prior to the 2014 Consent Time in order to be eligible to receive the total consideration (including the consent payment). A holder cannot deliver a consent without tendering its corresponding 2014 Notes or tender its 2014 Notes without delivering a corresponding consent.

Holders who validly tender their 2028 Notes prior to 5:00 p.m., New York City time, on Wednesday, September 29, 2010 (the “2028 Consent Time”) will be eligible to receive total consideration of $1,200.00 per $1,000 principal amount of 2028 Notes tendered, which includes a consent payment of $40.00 per $1,000 principal amount of 2028 Notes. Holders must validly tender and not validly withdraw their 2028 Notes at or prior to the 2028 Consent Time in order to be eligible to receive the total consideration (including the consent payment). A holder cannot deliver a consent without tendering its corresponding 2028 Notes or tender its 2028 Notes without delivering a corresponding consent.

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on Thursday, October 14, 2010, unless extended or earlier terminated by Intelsat Corp (the “Expiration Time”).

Holders tendering their 2014 Notes after the 2014 Consent Time but before the Expiration Time will receive the tender offer consideration of $1,005.00 per $1,000 principal amount of 2014 Notes tendered.

Holders tendering their 2028 Notes after the 2028 Consent Time but before the Expiration Time will receive the tender offer consideration of $1,160.00 per $1,000 principal amount of 2028 Notes tendered.

Upon the terms and conditions described in each Offer to Purchase and Consent Solicitation Statement, payment for Notes accepted for purchase will be made (1) with respect to 2014 Notes and 2028 Notes validly tendered and not validly withdrawn at or prior to the 2014 Consent Time and the 2028 Consent Time, respectively, promptly after such acceptance for purchase (which is currently expected to be September 30, 2010, unless the 2014 Consent Time or 2028 Consent Time, as applicable, is extended), and (2) with respect to 2014 Notes and 2028 Notes validly tendered after the 2014 Consent Time and 2028 Consent Time, respectively, but at or before the applicable Expiration Time, promptly after such Expiration Time (which is currently expected to be October 15, 2010, unless the applicable Tender Offer is extended).

Intelsat S.A. 4 rue Albert Borschette, L-1246 Luxembourg www.intelsat.com T+352 2784-1600 F+352 2784-1690 R.C.S. Luxembourg B 149970, VAT number LU 23667625

Intelsat Corp will pay accrued and unpaid interest on all Notes tendered and accepted for payment in the Tender Offers from the last interest payment date to, but not including, the date on which the Notes are purchased.

Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on Wednesday, September 29, 2010, unless extended by Intelsat Corp (the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but on or prior to the Expiration Time, may not withdraw their tendered Notes.

Each Tender Offer and Consent Solicitation is conditioned upon the satisfaction of certain conditions, including Intelsat Corp receiving funds sufficient to pay the Total Consideration with respect to the relevant Notes as well as at least a majority of the relevant aggregate principal amount of Notes outstanding not owned by Intelsat Corp or any of its affiliates being validly tendered at or prior to the relevant Consent Time and not validly withdrawn prior to the relevant Withdrawal Deadline. Subject to applicable law, Intelsat Corp may also terminate one or both of the Tender Offers or the Consent Solicitations at any time before the Expiration Time in its sole discretion.

Additional Information

Intelsat Corp has retained Credit Suisse Securities (USA) LLC to act as the dealer manager and solicitation agent for the 2014 Tender Offer and the 2014 Consent Solicitation. Global Bondholder Services Corporation will act as the Information Agent and Wells Fargo Bank, National Association will act as the Depositary for the 2014 Tender Offer and the 2014 Consent Solicitation. Questions regarding the 2014 Tender Offer and the 2014 Consent Solicitation should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

Intelsat Corp has retained Deutsche Bank Securities Inc. to act as the dealer manager and solicitation agent for the 2028 Tender Offer and the 2028 Consent Solicitation. Global Bondholder Services Corporation will act as the Information Agent and The Bank of New York Mellon Trust Company, N.A. will act as the Depositary for the 2028 Tender Offer and the 2028 Consent Solicitation. Questions regarding the 2028 Tender Offer and the 2028 Consent Solicitation should be directed to Deutsche Bank Securities Inc. at (212) 250-5655. Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. Each Tender Offer and Consent Solicitation is being made solely pursuant to the related Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Intelsat Corp by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Intelsat S.A. 4 rue Albert Borschette, L-1246 Luxembourg www.intelsat.com T+352 2784-1600 F+352 2784-1690 R.C.S. Luxembourg B 149970, VAT number LU 23667625

About Intelsat

Intelsat is the leading provider of fixed satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended 31 December 2009, Intelsat’s Registration Statement on Form S-1 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Intelsat S.A. 4 rue Albert Borschette, L-1246 Luxembourg www.intelsat.com T+352 2784-1600 F+352 2784-1690 R.C.S. Luxembourg B 149970, VAT number LU 23667625